Exhibit 99

Parker Drilling Announces Settlement of DOJ and SEC Investigations

HOUSTON, April 16, 2013 – Parker Drilling Company (NYSE-PKD), an international drilling contractor, drilling services and rental tools provider, today announced that the Company has settled with the United States Department of Justice (DOJ) and the United States Securities and Exchange Commission (SEC) related to parallel investigations that the DOJ and SEC conducted regarding possible violations of U.S. law, including the Foreign Corrupt Practices Act (FCPA), by the Company. Parker Drilling will pay $15.85 million to settle these matters, which is the amount previously announced and recorded as a charge for the fourth quarter of 2012.

“After an extensive investigation, with which we fully cooperated, we are pleased to have reached agreement with the DOJ and the SEC, and we will continue to maintain a vigorous FCPA compliance program, to emphasize the importance of compliance and ethical business conduct, and to enhance our compliance efforts,” said Parker Drilling President and Chief Executive Officer, Gary Rich.

The agreement with the SEC is contingent upon approval by a United States District Court. There can be no assurances regarding if and when the court will approve the settlement.

Company Description

Parker Drilling provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker’s rig fleet includes 23 land rigs and two offshore barge rigs in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and two land rigs in the U.S. The Company’s rental tools business supplies premium equipment to operators on land and offshore in the U.S. and in select international markets. Parker also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found at http://www.parkerdrilling.com, including operating status reports for the Company’s Rental Tools segment and its international and U.S. Gulf of Mexico rig fleets, updated monthly.

Cautionary Statement

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about the settlement of the Company’s DOJ and SEC investigations, anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company’s financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Further Information

Investor Relations:

Richard Bajenski. Director, Investor Relations. 281-406-2030

Media Relations:

Stephanie Dixon. Manager, Corporate Communications. 281-406-2212